Exhibit 10(r)

SECRETARIAL CERTIFICATIONOF THE

BOARD OF DIRECTORS

TCF FINANCIAL CORPORATION

October 10, 2001

Re: Amend Directors Deferred Compensation Plan and Trust
to Authorize Leveraging; Approve Leveraging

                WHEREAS, the Board of Directors is authorized in Section 13 of the TCF Directors Deferred Compensation Plan (the “Plan”) to amend such Plan from time to time; and

                WHEREAS, the TCF Directors Deferred Compensation Trust (the “Trust”) provides in section 12 that it may be amended by a written instrument signed by the Company and the Trustee;

                NOW, THEREFORE, IT IS HEREBY

Plan Amendment

RESOLVED, that the Plan is hereby amended to add the following paragraph 3.d.:

d.              Leveraging.

A             Director may direct borrowing on behalf of the Director’s account pursuant to directions of the Committee, as follows.  All shares of TCF Stock acquired with the proceeds of such borrowing shall be deemed to be pledged to secure the repayment of such loan and any shares of TCF Stock so pledged shall be held in suspense (unallocated) in the Director’s Account pursuant to this paragraph d.  Shares held in suspense (unallocated) under this paragraph d shall be treated as follows:  (i) they shall not be credited to the balance of the Director’s Account and shall not be distributed or distributable to the Director, whether as part of a distribution pursuant to section 5 of this Plan or otherwise, during any time when they are pledged; (ii) they shall not be used for any other purpose than the repayment of principal and/or interest payments as they come due on the deemed loan entered into in connection with the purchase of such shares; and (iii) they shall not in any event be credited to or inure to the benefit of any other Director’s Account in the Plan.  Dividends paid on shares held in suspense shall be credited to the Director’s Account and invested in TCF Stock or in other assets as the Director shall direct, to the extent such dividends exceed then-current amounts of principal and interest due on the deemed loan.  Once the deemed loan is repaid in full, all TCF Stock held in suspense shall be immediately allocated to the Director’s Account.  In the event the Director has a distribution of his or her entire Account balance or entire remaining Account balance in the Plan while there are still shares held in suspense, the Company shall deduct a sufficient number of the shares of TCF Stock from the balance held in suspense in order to repay the balance due on the loan in full and the remainder of the shares held in suspense, if any, shall be released from the pledge, allocated to the Director’s Account and included in the distribution.  Notwithstanding the foregoing, the Company may elect to release from suspense any shares of TCF Stock held in suspense under this paragraph d prior to complete repayment of the deemed loan and in such event the administrator of the Plan shall thereafter immediately allocate such shares to the Director’s Account and shall increase the balance thereof as provided in paragraph b of this section.

Trust Amendment

FURTHER RESOLVED, that a new paragraph (b) is added to section 5 of the Trust, as follows:

(b)           In addition to the powers provided to the Trustee otherwise, the Trustee shall have the power, at the direction of the Committee to borrow money from any person (including, but not limited to, TCF Financial, its successor, assigns or affiliates) and to pledge assets of the Trust Fund as security for repayment of any such loan.  Any money which is borrowed by the Trustee at the direction of the Committee for the purpose of purchasing investments directed by a participant shall be repaid only from the assets of the trust related to such participant’s account and the Trustee shall pledge only the assets of such participant’s account as collateral for the loan.  Loan repayments shall be deemed to be expenses incurred in connection with the making and administering of Trust investments.

Approval of Leveraging

FURTHER RESOLVED, that the Board of Directors and the Independent Sub-Committee of the Personnel Committee of the Board hereby approve leveraging of accounts in the Directors Plan under the following terms:

-                    Each director will have the choice of whether or not to leverage.

-                    Purchases to begin as soon as current quiet period is over.

-                    Purchase Price of no more than $43 per share.

-                    Loan interest rate of 6.625% (annual)

-                    Loan Term 5 years, first payment December 1, 2001

-                    Loan Repayment through dividends

-                    Total releveraging of no more than 25,000 shares, maximum total principal loan amount $850,000;

FURTHER RESOLVED, that the Board of Directors and the Independent Sub-Committee hereby direct the Trustee under section 5(b) of the Trust, The First National Bank in Sioux Falls, to borrow on behalf of the Trust accounts in the amounts necessary to fund the borrowings elected by directors and to execute all documents as directed to carry out the intent and purpose of this Resolution and the Trustee shall be fully indemnified and held harmless by this Corporation for any related loss to the Trustee, which shall include, but without limitation, any adverse tax consequences and any liabilities, fines, costs or expenses rising under any securities law, banking law, or other law applicable with respect to such direction and such actions taken in good faith in reliance on and in furtherance of carrying out any direction by the Committee or the Corporation related to or in connection with this Resolution and to effect this Resolution; and

                FURTHER RESOLVED, that William A. Cooper, Gregory J. Pulles, and Neil W. Brown, or any one of them, is hereby authorized and directed to take all actions and to execute all documents on behalf of this Corporation as they or any of them shall determine to be necessary or advisable to carry out the intent and purpose of this Resolution, including, but not limited to, liquidating assets, disbursing funds and otherwise implementing the provisions of this Resolution;

Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of a Unanimous Written Action by the Board of Directors of TCF Financial Corporation dated October 10, 2001 and that the Action has not been modified or rescinded as of the date hereof.

(Corporate Seal)
/s/ Gregory J. Pulles
Gregory J. Pulles
Dated: January 22, 2002